UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 11, 2021

NDIVISION INC.
(Exact name of registrant as specified in its charter)

Nevada	47-5133966
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7301 N. State Highway 161, Suite 100, Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area 214-785-6355

Copies to:

Attn: Ken Bart.

Mitchell Silberberg & Knupp LLP

437 Madison Avenue

New York, NY 10022

Tel: 917-546-7768

Fax: 212-509-7239

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of a New Director

On June 10, 2021, the Nominating Committee of nDivision Inc. (the “Company”) recommended the appointment of Susan Conner to serve as a member of the Company's Board of Directors (the "Board"). Ms. Conner will be an independent director of the Company pursuant to the NASDAQ independent director guidelines. As part of Ms. Conner’s appointment, which the Board accepted, the Company awarded Ms. Conner an option to purchase 300,000 Non-Qualified Stock Options to purchase shares of common stock under the Company’s Amended and Restated 2018 Equity Incentive Plan at an exercise price of $0.95 per share.

There are no arrangements or understandings between Ms. Conner and any other person pursuant to which she was appointed as a director of the Company. Ms. Conner has no family relationships with any directors or executive officers of the Company.

From 2015 to present, Ms. Conner has served as a member of the board of directors, and the Audit & Risk Committee Chair of Pariveda Solutions, a strategic services and information technology consulting company. As a corporate executive, she most recently served as the chief financial officer and chief operating officer of Daegis, Inc. (NASDAQ: DAEG), an international enterprise software company, from 2013 until the company was successfully sold in late 2015. Before Daegis, Ms. Conner served as the chief financial officer of Zix Corporation (NASDAQ: ZIXI), a security technology company delivering email encryption services in the cloud, on a software as a service (SaaS) basis.

Prior to her role at Zix Ms. Conner served as the executive vice president and chief financial officer of Pegasus Solutions, Inc. (NASDAQ: PEGS) from 2001 to 2006. Pegasus operated from 16 offices in 11 countries worldwide. Ms. Conner’s responsibilities at Pegasus included oversight of the global accounting function, financial planning, financial operations, treasury, tax, investor relations; as well as, strategic and profitability planning, merger and acquisition activities, and cost reduction and acquisition integration initiatives.

Beginning her career with 15 years in public accounting, Ms. Conner joined Pegasus from PricewaterhouseCoopers where she served as a partner in Audit and Business Advisory Services within the firm’s Technology, Infocom, Communications, and Entertainment and Media group. Ms. Conner also spent time advising clients on merger and acquisition strategy within the firm’s Transaction Services Group where she managed more than 25 transactions ranging in value from $25 to over $300 million.

Ms. Conner received her BBA in Accounting from the University of Texas at Austin in 1986.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NDIVISION INC.

Date: June 16, 2021	By:	/s/ Andrew Norstrud
Andrew Norstrud
Chief Financial Officer

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